                                                             Exhibit No. EX-99.d

                          INVESTMENT ADVISORY AGREEMENT

     THIS INVESTMENT  ADVISORY AGREEMENT is made and entered into as of the 30th day of October 2009, by and between  DIMENSIONAL  EMERGING MARKETS VALUE FUND, a
Delaware  statutory  trust (the "Trust"),  and  DIMENSIONAL  FUND ADVISORS LP, a
Delaware limited partnership (the "Advisor").

1.   Duties of Advisor

     (a) The Trust retains the Advisor to manage the investment and reinvestment of the assets of the Trust, to continuously review, supervise and administer the
Trust's investment  program, to determine in its discretion the securities to be purchased or sold and the portion of the Trust's  assets to be held  uninvested, to provide the Trust with records concerning the Advisor's  activities which the
Trust is  required to  maintain,  and to render  regular  reports to the Trust's officers  and  Board of  Trustees  concerning  the  Advisor's  discharge  of the
foregoing   responsibilities.   The  Advisor   shall   discharge  the  foregoing
responsibilities  subject  to the  control  of the  officers  and the  Board  of
Trustees of the Trust,  and in  compliance  with the  objectives,  policies  and limitations set forth in the Trust's registration statement.  The Advisor agrees to render such services on the terms and for the compensation provided herein.

     (b) The Advisor may enter into one or more  agreements  with a  sub-advisor
("Sub-Advisory Contract") in which the Advisor delegates to such sub-advisor the performance of any or all of the services  specified  above,  provided that: (i)
each  Sub-Advisory  Contract  imposes on the  sub-advisor  bound thereby all the duties  and  conditions  to which the  Advisor is  subject  with  respect to the delegated services under this Agreement;  (ii) each Sub-Advisory  Contract meets all  requirements  of the Investment  Company Act of 1940, as amended (the "1940
Act"),  and the rules  thereunder;  and (iii) the Advisor shall not enter into a
Sub-Advisory  Contract  unless it is  approved  by the Board of  Trustees of the
Trust prior to implementation.

2.   Portfolio Transactions

     (a) All orders for the purchase and sale of securities  for the Trust shall be placed in such  markets and through  such  brokers as in the  Advisor's  best judgment  shall offer the most  favorable  price and market for the execution of each transaction.  In selecting a broker or dealer for any transaction or series of transactions,  the Advisor may consider a number of factors,  including,  for example, net price, reputation,  financial strength and stability, efficiency of execution,  block trading and block  positioning  capabilities,  willingness  to execute  related or unrelated  difficult  transactions  in the future,  research services provided to the Advisor,  and other matters ordinarily  involved in the receipt of brokerage services generally.  In no event shall the Advisor be under any duty to obtain the lowest  commission or best net price for the Trust on any particular  transaction,  nor is the Advisor under any duty to execute any order in a fashion  either  preferential  to the Trust relative to other like accounts managed by the Advisor or otherwise materially adverse to such other accounts.

     (b) The Advisor may effect securities transactions which cause the Trust to pay to a broker an amount of  commission  in excess of the amount of  commission another  broker/dealer would have charged,  provided,  however, that the Advisor determines  in good  faith  that such  amount of  commission  is  reasonable  in relation  to the value of  brokerage  and  research  services  provided  by such broker,  viewed in terms of either the  specific  transaction  or the  Advisor's overall  responsibilities  to the  accounts  for  which  the  Advisor  exercises investment discretion.  The receipt and use of such services will not reduce the
Advisor's customary and normal research activities.

     (c) Provided  the  investment  objectives  of the Trust are adhered to, the
Advisor may aggregate  sales and purchase orders of securities held in the Trust with similar  orders being made  simultaneously  for other funds  managed by the
Advisor if, in the Advisor's reasonable judgment,  such aggregation shall result in an overall  economic  benefit to the Trust,  taking  into  consideration  the advantageous selling or purchase price, brokerage commission and other expenses, and trading  requirements.  In accounting for such aggregated  order,  price and commission  shall be averaged on a per bond or share basis daily.  The Advisor's determination  of such  economic  benefit to the Trust is based on an evaluation that the Trust is benefited by relatively better purchase or sales prices, lower commission  expenses and beneficial timing of transactions,  or a combination of these and other like or unlike factors.

3.   Expenses

     (a) During the term of this  Agreement,  the Trust will bear all  expenses, not specifically assumed by the Advisor, incurred in its operations.

     (b) Expenses  borne by the Trust will  include,  but not be limited to, the following:  (i) all direct charges  relating to the Trust's purchase and sale of securities,  including the cost  (including  brokerage  commissions,  if any) of securities  purchased or sold by the Trust and any losses incurred in connection therewith;  (ii) fees payable to and expenses incurred on behalf of the Trust by the Advisor under this Agreement;  (iii) investment  consulting fees and related costs;  (iv) expenses of organizing the Trust;  (v) costs incurred in connection with the issuance,  sale or repurchase of the Trust's  shares;  (vi) filing fees and expenses relating to the registration and qualification of the Trust and its
shares  under  federal  and/or  state   securities  laws  and  maintaining  such
registrations and qualifications; (vii) expenses of preparing and filing reports and other documents with governmental and regulatory  agencies;  (viii) fees and salaries  payable to the Trust's  trustees who are not parties to this Agreement or  interested  persons of any such  party  ("Independent  Trustees");  (ix) all expenses  incurred  in  connection  with  the  Independent  Trustees'  services, including travel  expenses;  (x) taxes (including any income or franchise taxes)
and  governmental  fees;  (xi) costs of any  liability,  uncollectible  items of deposit and other  insurance and fidelity  bonds;  (xii) any costs,  expenses or losses  arising  out of a  liability  of, or claim for  damages or other  relief asserted  against the Trust for violation of any law; (xiii)  interest  charges;
(xiv) legal,  accounting and auditing expenses;  (xv) charges of administrators, custodians,  transfer agents, pricing agents and other agents; (xvi) expenses of
disbursing  dividends  and  distributions;   (xvii)  costs  of  preparing  share
certificates;  (xviii) expenses of publishing and mailing  reports,  notices and proxy  materials for  shareholders;  (xix) expenses of obtaining and maintaining securities  exchange  listings of the  Trust's  shares;  (xx) any  extraordinary expenses (including fees and disbursements of counsel,  costs of actions,  suits or  proceedings  to which the Trust is a party  and the  expenses  the Trust may incur as a result of its legal  obligation  to  provide  indemnification  to its officers,  trustees,  employees and agents)  incurred by the Trust;  (xxi) fees, voluntary  assessments and other expenses incurred in connection with membership in  investment  company  organizations;  (xxii) costs of mailing and  tabulating proxies  and costs of  meetings of  shareholders,  the Board and any  committees
thereof;   (xxiii)  the  cost  of  investment   company   literature  and  other
publications  provided by the Trust to its  Trustees  and  officers;  and (xxiv)
costs of mailing, stationery and communications equipment.

     (c) To the extent the  Advisor  incurs any cost or  performs  any  services which are an  obligation  of the Trust,  as set forth  herein,  the Trust  shall promptly  reimburse  the  Advisor  for such costs and  expenses.  The payment or assumption  by the  Advisor of any  expense of the Trust that the Advisor is not required by this  Agreement  to pay or assume  shall not obligate the Advisor to pay or assume the same or any  similar  expense  of the Trust on any  subsequent occasion.

4.   Compensation of the Advisor

     For the services to be rendered by the Advisor  hereunder,  the Trust shall pay to the Advisor at the end of each month,  a fee equal to  one-twelfth of .10 percent of the net assets of the Trust as of the last business day of each month
(excluding  purchases and redemptions made on the last day of the month). In the event that this  Agreement is terminated at other than a month-end,  the fee for such month shall be prorated.

5.   Other Services

     The  Advisor  shall  provide  oversight  on  behalf  of  the  Trust  of the administrative  services necessary to the operation of the Trust provided by PNC
Global  Investment  Servicing  (U.S.) Inc. and by any other third party  service providers  in  accordance  with  written  agreements  approved  by the  Board of
Trustees of the Trust.  The Advisor  shall  periodically  report to the Board of
Trustees  concerning  such  services.  The fees  charged by such  providers  for furnishing such services shall be paid by the Trust.

6.   Reports

     The Trust and the Advisor agree to furnish to each other  information  with regard to their respective affairs as each may reasonably request. In compliance with the  requirements  of Rule 31a-3  under the 1940 Act,  the  Advisor  hereby agrees  that all  records  which  it  maintains  for the  Trust,  or  which  are maintained by other persons under the Advisor's  oversight,  are the property of the Trust,  agrees to preserve,  or require  persons  acting under the Advisor's oversight to preserve,  for the periods  prescribed by Rule 31a-2 under the 1940
Act, any records which the Advisor  maintains,  or which are maintained by other persons under the Advisor's  oversight,  for the Trust and which are required to be maintained by Rule 31a-l under the 1940 Act, and further  agrees to surrender promptly,  or require persons acting under the Advisor's oversight to surrender, to the  Trust  any  records  which it  maintains  for the  Trust,  or which  are maintained by other persons under the Advisor's  oversight,  upon request by the
Trust.  The Trust has received  copies of Part II of the  Advisor's  Form ADV to date,  or a separate  brochure  which the Advisor  represents  contains the same information as in such Part II.

7.   Status of the Advisor

     (a) The Advisor performs investment management services for various clients and may take action with  respect to any of its other  clients  which may differ from action  taken or from the timing or nature of action  taken with respect to the Trust, so long as it is the Advisor's policy,  to the extent  practical,  to allocate  investment  opportunities to the Trust over a period of time on a fair and equitable basis relative to other clients.

     (b) The Advisor  shall have no obligation to purchase or sell for the Trust any security which the Advisor,  or its directors or employees,  may purchase or sell for its or their own accounts or the account of any other client, if in the opinion of the  Advisor  such  transaction  or  investment  appears  unsuitable, impractical, or undesirable for the Trust.

8.   Liability of Advisor

     (a) It is understood  that any and all investment  recommendations  made by the Advisor constitute an expression of investment opinion only, prepared by the
Advisor on the basis of sources and information  believed to be reliable but for which the Advisor  cannot  warrant as to  accuracy.  It is  understood  that the
Advisor  shall  assume no  responsibility  hereunder  other  than to render  the services  contemplated  herein in good faith and the Advisor shall not be liable or held accountable for any mistakes of fact or law.

     (b) The Trust  agrees not to hold the Advisor,  or any of its  directors or employees (collectively, the "Covered Parties"), liable for:

     (i) any act or  omission  of any  broker/dealer  selected by the Advisor in good faith and in a commercially  reasonable manner, unless the Advisor (1)
     knowingly participates in such act or omission, (2) has actual knowledge of such act or omission and fails to take reasonable  remedial action,  or (3)
     through gross  negligence in performing  its own specific  responsibilities hereunder, has enabled the broker/dealer to commit such an act or omission;
     or

     (ii) any failure to cause the purchase or sale of any security on the basis of any information known to the Advisor or its directors or employees where the utilization of such  information  might, in the Advisor's sole opinion, constitute a violation of any Federal or state laws,  rules, or regulations or a breach of any  fiduciary  or  confidential  relationship  between  the
     Advisor, its employees and any other person or persons.

     (c) The Trust  agrees (i) not to hold the Covered  Parties  liable for, and
(ii) to  indemnify  or  insure  the  Covered  Parties  against,  any  costs  and liabilities  (including,  e.g.,  attorneys' fees and  disbursements) the Covered
Parties may incur as a result of any claim  against  any of the Covered  Parties arising out of an  investment  decision or other  action taken or omitted by the
Advisor in good faith exercise of its powers  hereunder or otherwise  related to this  Agreement,  excepting  matters  as to which the  Advisor  shall be finally adjudged to have been guilty of willful misconduct or gross negligence.

9.   Duration and Termination

     (a) This Agreement shall become  effective on the 30th day of October 2009, and  continue  in effect for two  years,  and  thereafter,  only so long as such continuance  is  approved at least  annually  by a vote of the Trust's  Board of
Trustees,  including  the vote of a majority of the trustees who are not parties to such Agreement or interested  persons of any such party, cast in person, at a meeting called for the purpose of voting such approval, or by vote of a majority of the outstanding voting securities of the Trust.

     (b) This  Agreement  may at any time be terminated  without  payment of any penalty  either  by vote of the Board of  Trustees  of the Trust or by vote of a majority  of the  outstanding  voting  securities  of the Trust,  on sixty days'
written  notice to the Advisor.  This Agreement may be terminated by the Advisor on ninety days' written notice to the Trust. This Agreement shall  automatically terminate  in the event of its  assignment.  All  rights and  obligations  under
Section 8 of this Agreement shall survive any termination of this Agreement.

     (c) As  used  in  this  Section  9,  the  terms  "assignment,"  "interested persons," and a "vote of a majority of the outstanding  voting securities" shall have  the  respective  meanings  set  forth  in the 1940  Act,  subject  to such exemption as may be granted by the U.S.  Securities and Exchange Commission (the
"Commission")  by  any  rule,  regulation  or  order.  Where  the  effect  of  a requirement of the 1940 Act reflected in any provision of this Agreement is made less  restrictive by a rule,  regulation or order of the Commission,  whether of special or general  application,  such provision  shall be deemed to incorporate the effect of such rule, regulation or order.

10.  Notices

     Any notice under this  Agreement  shall be given in writing,  addressed and delivered, or mailed postpaid, to the other party at any office of such party.

11.  Severability

     If any provision of this Agreement shall be held or made invalid by a court decision,  statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

12.  Governing Law

     This Agreement  shall be construed in accordance with the laws of the State of  Delaware  and the 1940 Act. To the extent  that the  applicable  laws of the
State of Delaware  conflict with the applicable  provisions of the 1940 Act, the latter shall control.

13.  Interpretation of Agreement

     (a) Should any  litigation be commenced by any party hereto  concerning any provision of this  Agreement or the rights and duties of any party hereto,  then the prevailing party in such litigation  shall be entitled,  in addition to such other relief as may be granted,  to reasonable  attorney's fees,  expert witness expenses, and other costs.

           Dimensional Emerging Markets Value Fund

           By:
           Name:
           Title:

           Dimensional Fund Advisors LP
           By:  Dimensional Holdings Inc., General Partner

           By:
           Name:
           Title: